CENTRAL AND SOUTH WEST CORPORATION
                           CAPITALIZATION
                        As of June 30, 1997
                            (UNAUDITED)

                                                    (millions)

Common stock                                         $3,707
Preferred stock                                         204
                                                    --------
  Total equity                                        3,911   40.77%
                                                    --------

Subsidiary obligated, mandatorily
redeemable, trust preferred securities                  324    3.38%

                                                    --------

Long-term debt                                        3,979
Long-term debt and preferred stock due within           204
  twelve months
Short-term debt                                         400
Short-term debt - CSW Credit, Inc.                      708
Loan Notes                                               67
                                                    --------
    Total debt                                        5,358   55.85%
                                                    --------

          Total capitalization                       $9,593
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